UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 30, 2021
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LEONARDO DRS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	333-253583	13-2632319
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
2345 Crystal Drive
Suite 1000
Arlington, Virginia 22202
(Address of principal executive offices)
(703) 416-8000
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
None.
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 30, 2021, Leonardo US Holding Inc., the sole stockholder of Leonardo DRS, Inc. (the “Company”), the Board of Directors (the “Board”) of the Company and the proxy holders under the proxy agreement (as such agreement may be as amended, restated, modified or supplemented from time to time, the “Proxy Agreement”) by and between the Company, the proxy holders, Leonardo US Holding Inc., Leonardo – Societa per azioni and the United States Department of Defense, extended the term of, and reappointed, Philip A. Odeen as a proxy holder director to the Board, effective immediately. Mr. Odeen’s term as a proxy holder director was due to expire on June 30, 2021. He was reappointed through December 31, 2021 or until the earlier appointment of a successor.
Philip A. Odeen
Mr. Odeen, 85, has been a director since 2012, and serves as a member of the Company’s compensation committee and government security committee. Mr. Odeen served as a director for numerous public companies including Booz Allen Hamilton, from 2008 to 2019, ASC Signal Corporation, from 2009 to 2015, AES Corporation from 2003 to 2013, and Northrop Grumman from 2003 to 2008. From 2005 to 2006, Mr. Odeen served as CEO of Qinetic North America, and from 2004 to 2005 was Chairman and CEO of Reynolds & Reynolds, a provider of software and management services to automotive retailers. Mr. Odeen also held several positions from 1997 to 2002 with TRW Inc. including serving as Chairman and CEO. Mr. Odeen previously served as a senior official with the Office of the Secretary of Defense and the National Security Council. He is a former member of the Defense Science Board, the Defense Business Board and the Chief of Naval Operations Executive Panel. In addition to serving on the Board, Mr. Odeen currently serves as a director with Globant, an international information technology and software development company. Mr. Odeen received a bachelor of arts degree in government from the University of South Dakota, is a Fulbright scholar, and earned a master’s degree from the University of Wisconsin. Mr. Odeen provides invaluable guidance to the Board from his decades of experience in leadership positions across industry and government. Mr. Odeen is a proxy holder and was appointed to the Board in accordance with the Proxy Agreement.
There are no arrangements or understandings between Mr. Odeen and any other person pursuant to which he was selected as a director. Directors will receive compensation under the Company’s director compensation program. Additionally, as a proxy holder director, Mr. Odeen is a party to the Proxy Agreement. The Proxy Agreement regulates significant areas of the Company’s governance, as described in “Certain Relationships and Related-Party Transactions—Relationship with Leonardo S.p.A Following this Offering—Proxy Agreement” in the Company’s registration statement on Form S-1, as amended, which was declared effective by the Securities and Exchange Commission on March 23, 2021. Other than pursuant to the Proxy Agreement, neither Mr. Odeen, nor any of his immediate family members, is a party, either directly or indirectly, to any transaction that is required to be reported pursuant to Item 404(a) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEONARDO DRS, INC.
(Registrant)

Date: July 6, 2021	By:	/s/ Mark A. Dorfman
Mark A. Dorfman
Executive Vice President, General Counsel and Secretary